EXHIBIT 10.3

                            PROPERTY OPTION AGREEMENT

THIS AGREEMENT made effective as of November 26, 2010 (the "Effective Date").

BETWEEN:

     FIRST AMERICAN SILVER CORP., with an office at 10900 N. E. 4th Street, Suite 2300,
     Bellevue, Washington 98004
     (the "Optionee")
                                                               OF THE FIRST PART

AND:

     ALL AMERICAN  RESOURCES  LLC, with an address at 5695 Lausanne Drive,
     Reno, Nevada 89511
     (the "Optionor")
                                                              OF THE SECOND PART

WHEREAS:

A. Pursuant to the terms hereof, the Optionee has the exclusive option to acquire an undivided 100% right, title and interest in and to certain mining claims, located in White Pine County, Nevada (the "Property") to consist of patented mining claims totalling approximately 110 acres currently recorded in the name of the Optionor with White Pine County, as more particularly described in Schedule A hereto, subject only to the Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1. DEFINITIONS. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)  "Commencement of Commercial Production" means:

     (i) if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

     (ii) if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes, or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production;

(b) "Option" means the option to acquire an undivided 100% right, title and interest in and to the Property as provided in this Agreement;
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(c)  "Option  Period"  means the period from the date of this  Agreement  to and including the date of exercise or termination of the Option;

(d) "Property" means the mining claims located in White Pine County, Nevada as more particularly described in Schedule A, including any replacement or successor claims, and all mineral or mining leases and other mining interests derived from any such claims. The Property shall include all unpatented mining claims located by Optionor or Optionee with the area of interest described in Section 18. Any reference to any mining claim comprising the Property includes any mineral or mining leases or other interests by or into which such mining claim may have been replaced or converted;

(e) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(f) "Royalty" means the mineral production royalty equal to two percent (2%) of the net smelter returns, as defined in Schedule B, payable to Optionor as prescribed in Section 9(a).

(g) "Shares" means fully paid and non-assessable common shares in the capital of the Optionee, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(h) For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (i) "this Agreement" means this Property Option Agreement and all attached Schedules;

     (ii) any reference in this Agreement to a designated "Section", "Schedule", "paragraph" or other subdivision refers to the designated section, schedule, paragraph or other subdivision of this Agreement;

     (iii)the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

     (iv) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

     (v) any reference to "party" or "parties" means the Optionor, the Optionee or both, as the context requires; (vi) the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

     (vii) all references to currency refer to United States dollars.

(i) The following are the Schedules to this Agreement, and are incorporated into this Agreement by reference:

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     Schedule A: Property-Legal Description and Location

     Schedule B: Definition of Net Smelter Returns

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR.

(a) The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

     (i) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy;

     (ii) it has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its partners, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

     (iii)subject to the paramount title of the United States, it is legally entitled to hold the Property and the Property Rights and will remain so entitled until and always to the extent such is required for the due transfer to the Optionee of its requisite interest in and to the Property pursuant to and upon the exercise of the Option;

     (iv) it is, and at the time of each transfer to the Optionee of an interest in and to the Property pursuant to and upon the exercise of the Option it will be, the beneficial owner of all right, title and interest in and to such transferred interest, free and clear of all liens, charges, claims, liabilities and adverse interests of any nature or kind, and no taxes or rentals are or will be due in respect of the Property;

     (v) the mining claims comprising the Property have been, to Optionor's best knowledge and belief after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the Property is situated and are in each case in good standing with respect to all filings, federal annual mining claims maintenance fees and notices of intent to hold recordings and other obligations and conditions required for maintenance of the Property for the period to and including August 31, 2011, except the payment of the Nevada mining claim fees payable pursuant to NRS 517.187 in the amount of $85 per claim for a total of $1,540 which is due and payable on or before June 1, 2011;

     (vi) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mining claims comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Optionor after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mining claims comprising the Property or otherwise; or Optionor makes no representations or

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          warranties  concerning the discovery of valuable  minerals  within the boundaries of the mining claims which comprise the Property.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution and performance of this Agreement and of any transfers, assignments, deeds or further documents or acts of the parties respecting the Property.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE.

(a) The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

     (i) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

     (ii) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

     (iii)it has all requisite corporate power and capacity, and has duly obtained all requisite corporate authorizations and performed all requisite corporate acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its shareholders or directors, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority applicable to it; and

     (iv) it is lawfully authorized to hold mining claims and real property under the laws of the jurisdiction in which the Property is situate.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

4. GRANT AND EXERCISE OF OPTION.

(a) The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest in and to the Property, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, except for the Royalty.

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(b)  The Option  shall be in good  standing and  exercisable  by the Optionee in regard to the Property by paying the following amounts on or before the dates specified in the following schedule for the Property:

     (i) paying the Optionor $10,000 within three (3) business days of the date of this Agreement, issuing to the Optionor 100,000 Shares in the capital stock of the Optionee;

     (ii) on or before the second anniversary of the execution of this Agreement, issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (iii)on  or  before  the  third   anniversary  of  the  execution  of  this
          Agreement, paying to the Optionor $10,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (iv) on or before the third anniversary of the execution of this Agreement, paying to the Optionor $10,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (v) on or before the fourth anniversary of the execution of this Agreement, paying to the Optionor $10,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (vi) on or before the fifth anniversary of the execution of this Agreement, paying to the Optionor $10,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (vii)on  or  before  the  sixth   anniversary  of  the  execution  of  this
          Agreement, paying to the Optionor $20,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (viii) on or before the seventh anniversary of the execution of this Agreement, paying to the Optionor $30,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (ix) on or before the eighth anniversary of the execution of this Agreement, paying to the Optionor $40,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (x) on or before the ninth anniversary of the execution of this Agreement, paying to the Optionor $50,000 and issuing to the Optionor 25,000 Shares in the capital stock of the Optionee;

     (xi) on or before the tenth anniversary of the execution of this Agreement, in addition to the payments described in (i) to (x) above, paying to the Optionor $1,000,000, in which case the Optionor shall retain a two percent (2%) Royalty OR, paying to the Optionor $2,000,000, in which case the Optionor shall retain a one percent (1%) Royalty; and

     (xii)paying all Property maintenance fees and performing all property maintenance obligations as they become due.

(c) The Optionor acknowledges and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities

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     laws and it is the Optionor's  responsibility  to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

5. TRANSFER OF PROPERTY.

(a) On Optionee's exercise of the Option and payment of all of the cash and share payments prescribed in Section 4, the Optionor shall deliver to the Optionee a duly executed deed with reservation of the Royalty transferring to the Optionee all of Optionor's right, title and interest in and to the Property, except for and subject to the Reserved Royalty. The deed shall contain such covenants, conditions and terms as are customarily included in deeds of unpatented mining claims with reservations of mineral production royalties.

(b) The Optionee shall file the deed with the Bureau of Land Management and shall record the deed in the Office of the County Recorder at the Optionee's sole cost in order to place Optionor's transfer of title to Optionee of record.

6. RIGHT OF ENTRY. Throughout the Option Period, the Optionee and its directors, officers, employees, servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)  enter thereon;

(b)  have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

7. OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD. During the Option Period, the Optionee shall:

(a) maintain in good standing the mining claims which comprise the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by payment of the federal annual mining claim maintenance fees, Nevada mining claim fees and all other fees, taxes and rentals required for maintenance of the Property, and the performance of all other actions which may be necessary in that regard and in order to keep such mining claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee; the Optionee shall pay such amounts and perform such obligations not less than sixty (60) days in advance of the applicable regulatory or statutory deadline and shall deliver to the Optionor evidence of Optionee's performance of such obligations not less than thirty (30) days before the applicable regulatory or statutory deadline;

(b) duly record all exploration work carried out on the Property by the Optionee as assessment work;

(c) following commencement of exploration activities, provide the Optionor quarterly reports on all exploration and drilling work carried out on the Property and regularly transfer exploration data;

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(d)  permit the partners,  employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any partner, employee or designated consultant of the Optionor while on the Property;

(e) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(f) defend, indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of any such costs, claims. liabilities and expenses arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition and in full compliance with requirements of all environmental laws and regulations;

(g) permit the Optionor, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

(h) deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property; and

(i) maintain an all risk casualty life and property insurance policy with coverage in an amount not less than $1,000,000 which identifies the Optionor as an additional or named insured and deliver to the Optionor a copy of the certificate of the insurance policy.

The Optionor acknowledges and agrees that all technical and other information concerning the Property provided by the Optionee to it, directly or indirectly, shall be treated as confidential information, and it shall not copy, transmit or otherwise disclose, disseminate or use such information, including but not limited to use in violation of insider trading and other provisions of applicable securities laws, to any person other than the Optionor's professional advisors and persons with whom Optionor may negotiate the sale of Optionor's interest in the Property or under this Agreement, provided that such persons with whom the Optionor negotiates execute and deliver an agreement to maintain confidentiality of such information consistent with the provisions of this Agreement.

8. TERMINATION OF OPTION.

(a)  In regards to any particular Property, the Option shall terminate:

     (i) subject to paragraph 16 hereof, upon the Optionee failing to make any payment or issuance of Shares which must be made or issued in exercise of the Option;

     (ii) subject to paragraph 16 hereof, upon the Optionee failing to remedy a default as provided therein; or (iii) at any other time, by the Optionee giving a minimum of sixty (60) days notice of such termination to the Optionor. In the event that the Optionee provides such notice less than sixty (60) days before the applicable regulatory or statutory deadline for payment of any amount or performance of any obligation for mining claim maintenance and mining claim fees, file and record proof of such payments and perform all such obligations not less than sixty (60) days before the applicable regulatory or statutory deadline.

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(b)  If the Option is terminated  otherwise than upon the exercise thereof,  the
     Optionee shall:

     (i) leave in good standing, for a period of at least 12 months from the termination of the Option Period, those mining claims comprising the Property, to the extent allowable by the laws of the jurisdiction in which the Property is situate;

     (ii) deliver or make available at no cost to the Optionor, within 90 days of such termination, all drill core, cuttings. And pulps, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished or made available to the Optionor;

     (iii)reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionee's activities on the Property hereunder.

(c) If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

9. ROYALTY.

(a) Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionor the Royalty.

(b) Installments of the Royalty payable shall be paid by the Optionee to the Optionor immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

(c) Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which shall include the statement of calculation of the Royalty for the year last completed, shall be audited by the auditors of the Optionee at its expense. The Optionor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(d) If such audited financial statements disclose any overpayment of the Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(e) If such audited financial statements disclose any underpayment of the Royalty by the Optionee during the year, the amount thereof shall be paid to the Optionor forthwith after determination thereof.

(f) The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such

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     records,  statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of the Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

10. POWER TO CHARGE PROPERTY. The Optionor shall not grant or permit to exist any liens, charges or mortgages (collectively referred to as an "encumbrance") upon the property or any portion thereof. At any time after the Optionee has exercised the Option, in whole or in part, the Optionee may grant encumbrances upon the Property or any portion thereof, upon any mill or other fixed assets located thereon, and upon any or all of the tangible personal property located on or used in connection with the Property, to secure financing for the development of the Property, always provided that, unless otherwise agreed to by the Optionor, it shall be a term of each encumbrance that the encumbrancee or other person acquiring title to the Property upon enforcement of the encumbrance shall hold the same subject to the Royalty as if the encumbrancee or such other person had executed this Agreement.

11. TRANSFERS. During the Option Period, the Optionee may transfer or otherwise dispose of all or any portion of its interest in and to the Property under this Agreement only with the Optionor's prior written consent which shall not be unreasonably delayed or withheld and provided that any purchaser, transferee or recipient of any such interest shall have first delivered to the Optionor a written agreement to be bound by the terms of this Agreement. In its consideration of the Optionee's request for consent to any such transfer, the Optionor may consider the proposed transferee's financial and technical ability to perform the Optionee's obligations under this Agreement and the proposed transferee's administrative, legal and operating experience and history in respect of other properties controlled or owned by the proposed transferee.

12. FORCE MAJEURE.

(a) If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b) The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

(c) After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

13. CONFIDENTIAL INFORMATION. No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

14. ARBITRATION.

(a) All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Chapter 37 of the Nevada Revised Statutes. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Reno, Nevada, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

15. DEFAULT. If at any time during the Option Period, the Optionee is in default of any material provision in this Agreement, the Optionor may terminate this Agreement, but only if:

(a) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b) the Optionee has not, within 30 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee, always provided that the default in question has not been cured or substantially cured at the time of the Optionee giving such notice of termination.

16. NOTICES. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier (with electronic confirmed receipt), shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

17. GENERAL.

(a)  This  Agreement   shall  supersede  and  replace  any  other  agreement  or
     arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. (f) Time shall be of the essence in this Agreement. (g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

18. AREA OF MUTUAL INTEREST.

(a) The parties hereby agree that each and every mining claim (including internal fractions) or interest therein which they may locate or otherwise acquire during the currency of this Agreement and which lies in whole or in part within one mile from the outside perimeter of the Property, or which is contiguous to such claims which are otherwise within this area of mutual interest, shall be located the Optionor's name and all title to such additional claims or interests shall be held subject to the terms of this Agreement.

(b) Paragraph (a) shall cease to operate if and when the Optionee loses its right to exercise the Option in full.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED BY FIRST AMERICAN SILVER CORP.


Per: /s/ Robert Suda
     -------------------------------
     Robert Suda

SIGNED AND DELIVERED BY
ALL AMERICAN RESOURCES LLC

Per: /s/ Thomas J. Menning Jr.
     -------------------------------
     Thomas J. Menning Jr.

                                   MUNCY CREEK

                                   SCHEDULE A

1)   APN#099-053-17  PATENT  #17798,  PLAGEMAN  & BUSH  RECORDED  IN WHITE  PINE
     COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 7-8

TOTALING APPROXIMATELY

2) APN#099-053-04 PATENT #18079, M/S 37S, BUSH PLAGEMAN RECORDED IN WHITE PINE COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 11-12

TOTALING APPROXIMATELY

3) APN#099-053-15 PATENT #28709, M/S 1733, LITTLE AGNES RECORDED IN WHITE PINE COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 5-6

TOTALING APPROXIMATELY

4)   APN#099-053-01  PATENT  #28709,  M/S 1733,  ANNIE W RECORDED  IN WHITE PINE
     COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 15-16

TOTALING APPROXIMATELY

5)   APN#099-053-07  PATENT #28709,  M/S 1733,  COLUMBIA  RECORDED IN WHITE PINE
     COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 9-10

TOTALING APPROXIMATELY

6) APN#099-053-16 PATENT #28709, M/S 1733, LONE PINE RECORDED IN WHITE PINE COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 3-4

TOTALING APPROXIMATELY

7) APN#099-053-02 PATENT #28709, M/S 1733, AVALANCHE FRACTION RECORDED IN WHITE PINE COUNTY.

RECORDED ON 02 SEPTEMBER 13, BOOK 348 PAGES 13-14

TOTAL COMBINED ACREAGE IS + OR -  110 ACRES

                                   SCHEDULE B

                        DEFINITION OF NET SMELTER RETURNS

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Optionee from the sale by the Optionee of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; and

     (b) costs of handling, transporting and insuring concentrates and dore metal from the Property to a smelter, refinery or other place of treatment.

2. Each of the Optionor and the Optionee shall pay its respective share of the Nevada net proceeds of mines taxes and any other taxes assessed against the revenues realized from the production of minerals from the Property and each of the Optionor and Optionee shall pay its own federal and state income taxes.

3. In the event the Optionee commingles minerals from the Property with minerals from other properties, the Optionee shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.